UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 5, 2005

BSQUARE CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	000-27687	91-1650880
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

110 110th Avenue NE, Suite 200, Bellevue, Washington		98004
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	425-519-5900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

BSQUARE Corporation (the "Company") received a Staff Determination Letter from Nasdaq on October 5, 2005 stating that the Company’s common stock had not regained compliance with the $1 minimum bid price continued listing requirement set forth in Marketplace Rule 4450(a)(5) during the 180-day extension period provided the Company on April 5, 2005. Consequently, the Company’s common stock is subject to delisting from the Nasdaq National Market at the opening of business on October 14, 2005. The Company has filed the request for a hearing under Marketplace Rule 4805, which will stay the delisting action pending the issuance of a final decision by Nasdaq. The Company can regain compliance with the $1 minimum bid price requirement if the Company’s stock closes at or above $1 for 10 consecutive business days, in which case the Company would expect to receive notification from Nasdaq that it has regained compliance and the hearing process will be terminated.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 5, 2005, the Board of Directors approved an amendment to the Company’s articles of incorporation, which serves to effect a 1-for-4 reverse stock split of the Company’s common stock and to reduce the Company’s number of authorized shares of common stock from 150,000,000 to 37,500,000, effective October 7, 2005.

The Articles of Amendment to the Articles of Incorporation are attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events.

On October 5, 2005, the Board of Directors approved a one-for-four reverse stock split of the Company’s common stock. The reverse stock split will be effective with respect to shareholders of record at the close of trading on Thursday, October 6, 2005, and the Company’s common stock began trading as adjusted for the reverse stock split on Friday, October 7, 2005. As a result of the reverse stock split, each four shares of common stock will be exchanged for one share of common stock and the total number of shares outstanding will be reduced from approximately 38.1 million shares to approximately 9.5 million shares. Shareholders will receive cash in lieu of common stock for any fraction of a share that the shareholder would otherwise be entitled to receive as a result of the reverse stock split.

The Company’s common stock will trade under the symbol "BSQRD" for 20 trading days beginning on October 7, 2005 to designate that it is trading on a post-reverse split basis. The common stock will resume trading under the symbol "BSQR" after the 20-day period has expired.

A copy of the Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) The Company hereby files the following exhibits:

3.1, Articles of Amendment to the Articles of Incorporation, dated October 5, 2005

99.1, Press release, dated October 6, 2005, issued by BSQUARE Corporation

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BSQUARE CORPORATION

October 7, 2005	By:	Scott C. Mahan

Name: Scott C. Mahan
Title: Vice President, Finance and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

3.1	Atricles of Amendment to the Articles of Incorporation, dated October 5, 2005
99.1	Press release, dated October 6, 2005, issued by BSQUARE Corporation